Exhibit 99.1

FOR IMMEDIATE RELEASE

STANDARD PACIFIC CORP. RECEIVES MATLINPATTERSON EQUITY

COMMITMENT TOTALING IN EXCESS OF $530 MILLION

Strengthens Balance Sheet, Enhances Financial Flexibility and Provides Funding

for Future Growth Opportunities

Irvine, CA, May 27, 2008 – Standard Pacific Corp. (NYSE: SPF) today announced that it has entered into a definitive agreement with MatlinPatterson Global Advisers LLC, on behalf of its affiliated funds, under which MatlinPatterson is committed to invest in aggregate more than $530 million in equity in Standard Pacific.

Under the agreement, MatlinPatterson will purchase approximately $381 million of a new series of senior convertible preferred stock representing 125 million shares of common stock at a conversion price of $3.05 per share. The conversion price equates to a premium of approximately 37% over the closing price of Standard Pacific’s common stock on May 23, 2008. Upon receiving stockholder approval, the senior convertible preferred stock will convert into an equal amount of junior convertible preferred stock that is generally equivalent to common stock. Both series of preferred stock are subject to voting rights limitations.

In addition to its cash equity investment, MatlinPatterson will exchange approximately $128.5 million of the Company’s senior and subordinated debt for warrants to acquire preferred stock representing 89.4 million shares of common stock at an exercise price of $4.10 per share.

The investment agreement includes customary closing conditions and is subject to completion of a satisfactory amendment to the Company’s bank credit facilities. Subsequent to that event, the Company will commence a $152.5 million ($3.05 per share) transferable rights offering for 50 million common shares, in which stockholders of record will be eligible to participate on a pro-rata ownership basis. MatlinPatterson has agreed to purchase any unsubscribed shares in the rights offering.

“This capital infusion will strengthen our balance sheet, enhance our financial flexibility and provide funding for future growth opportunities. The transaction enables our existing shareholders to participate in the rights offering and benefit from the upside potential created by the investment,” said Jeffrey V. Peterson, Standard Pacific’s Chairman, CEO and President. “Through our exploration of alternatives, we have identified MatlinPatterson as the ideal partner to provide the Company with additional liquidity and operating flexibility. MatlinPatterson’s investment demonstrates its confidence in Standard Pacific’s management team and the Company’s underlying value and growth potential. MatlinPatterson is a long-term investor committed to our Company’s success.”

David Matlin, Chief Executive Officer of MatlinPatterson, said, “In a difficult operating environment, Standard Pacific has a strong franchise and is well positioned for renewed profitability and success as conditions improve. We are pleased to partner with the talented management team and employees of Standard Pacific, to build on their long history as one of the nation’s leading homebuilders.”

The Company will call a special stockholder meeting to seek approval to authorize the issuance of the junior convertible preferred stock and to amend the Company’s charter in order to increase the total share authorization and to remove certain anti-takeover provisions. Further details will be available in the Company’s 8-K to be filed with the Securities and Exchange Commission (SEC).

Upon the purchase of the senior convertible preferred stock, Standard Pacific’s Board of Directors will be expanded from eight members to 11, with the three new board members to be named by MatlinPatterson. Upon conversion of the senior convertible preferred stock, MatlinPatterson will be entitled to appoint additional board members, but MatlinPatterson’s designees will not constitute a majority of directors on the board. All other members of the board will be elected by a majority vote of the common stockholders, excluding MatlinPatterson. Jeffrey Peterson will continue as Chairman, CEO and President of the Company.

Advisors

Gibson Dunn & Crutcher LLP is acting as legal advisor and Credit Suisse Securities (USA) LLC and Miller Buckfire & Co., LLC are acting as financial advisors to Standard Pacific. Bracewell & Giuliani LLP is acting as legal advisor and Broadpoint Capital, Inc. is acting as financial advisor to MatlinPatterson.

About Standard Pacific Corp.

Standard Pacific Corp., one of the nation’s largest homebuilders, has built homes for more than 102,000 families during its 42-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada. The Company provides mortgage financing and title services to its homebuyers through its subsidiaries and joint ventures, Standard Pacific Mortgage, Inc., SPH Home Mortgage, Universal Land Title of South Florida and SPH Title. For more information about the Company and its new home developments, please visit our website at: http://www.standardpacifichomes.com.

About MatlinPatterson

MatlinPatterson is a $9 billion global private equity franchise. Over a 14-year period, the firm and its investment professionals have successfully invested across a broad range of industries in over 25 countries and have led the restructuring of and made substantial investments in more than 65 companies. MatlinPatterson has a strong record of working with management teams to further their strategic plans.

IMPORTANT INFORMATION

Standard Pacific (the “Company”) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the investment discussed above (the “Investment”). Stockholders should read the proxy statement and other relevant documents when they become available because they will contain important information about the Investment. The proxy statement, any amendments or supplements to the proxy statement, and other relevant documents filed by the Company with the SEC will be available for free at www.sec.gov and at the Company’s website, www.standardpacifichomes.com, or by writing to: Standard Pacific Corp., 15326 Alton Parkway Irvine, CA 92618 (Attn: Corporate Secretary). The Company and its executive officers and directors may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Investment. Information regarding the Company’s directors and executive officers appears in the Company’s definitive proxy statement for its 2008 annual meeting, which was filed with the SEC on April 2, 2008. Additional information regarding their interests, equity and otherwise, will be included in the proxy statement to be filed in connection with the Investment.

This news release contains forward-looking statements. These statements include but are not limited to statements regarding: the potential completion of a $530 million equity investment; the strengthening of our balance sheet; enhancement of our financial flexibility and the availability of funds for future growth opportunities; our ability to complete a satisfactory amendment of our revolving bank credit facility; our ability to commence and complete a rights offering and the ability of participants to profit from participation in the rights offering; our underlying value and growth potential; our ability to achieve profitability in the future; and our calling of a stockholder meeting and the approval by our stockholders of the matters presented for a vote at the meeting. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of our control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. In particular, to the extent that such statements relate to the proposed investment referred to in this release, there is a risk, among others, that the investment might not be completed.

Contacts:

Andrew H. Parnes

Executive Vice President-Finance & CFO

(949) 789-1616

aparnes@stanpac.com

Lloyd H. McKibbin

Senior Vice President & Treasurer

(949) 789-1603

lmckibbin@stanpac.com

Joele Frank or Andrea Priest

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449